UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2003

Commission file number: 0-23391

XML-GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1434313 (I.R.S. Employer Identification No.)

Suite 9 - 1818 Cornwall Avenue
      Vancouver, BC, Canada V6J 1C7
(Address of principal executive offices, including zip code)

Registrant's Telephone No., including area code: (800) 201-1848

_________________________________

Item 5 - Other Events

          In the last few weeks, substantially all of our prospective customers have deferred their orders with the result that we are not able to conduct business in the ordinary course. Effective March 19, 2003, we laid off our staff while key employees and executives develop a restructuring strategy that reflects our available resources and the realities of the current business environment. For the moment, our Vancouver, Canada office remains open and we are organizing a plan to service our customers. We expect that in any event our operations will be significantly downsized with the goals of preserving our intellectual property and servicing our customers.

          While the Board of Directors is optimistic that XML-Global's business will continue in some form, there can be no assurance that the efforts to reorganize our operations will be successful.

 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XML-Global Technologies, Inc.
Date: March 21, 2003	Signature:	/s/Peter Shandro Peter Shandro Chairman of the Board